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                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                            [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE



            KV PHARMACEUTICAL COMPANY ANNOUNCES APPROVALS FOR ITS
                        GYNAZOLE-1(R) IN 15 COUNTRIES


 GEDEON RICHTER, LTD. LICENSEE OF GYNAZOLE-1(R) RECEIVES APPROVAL TO MARKET



St. Louis, MO, August 17, 2005 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has received notification of approvals to market Gynazole-1(R) from one of its international licensees, Gedeon Richter, Ltd.

Gedeon Richter, Ltd. is the third international licensee of KV Pharmaceutical Company to make application and receive approval for Gynazole-1(R), KV's one-dose anytime prescription cream treatment for vaginal yeast infections from Candida. To date, Gedeon Richter, Ltd. has received approval to market Gynazole-1(R) in 15 of its 21 Eastern European countries/territories which represent a combined marketplace for vaginal anti-infectives of approximately $60 million at calendar year end 2004.

Marc S. Hermelin, Vice Chairman and Chief Executive Officer of KV stated, "We are delighted to see a continuing stream of approvals for our proprietary product, Gynazole-1(R), with our outstanding group of international licensing partners. These most recent approvals, with Gedeon Richter, Ltd's. strong profile within the European markets is truly a promising note for the Company. We are continuing to pursue our strategy of building a strong presence with Gynazole-1(R) in the rest of the world. We look forward to Gedeon Richter's support and promotion of Gynazole-1(R) in these countries and to further approvals in their territories."

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in


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pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes' in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

Additional information about Gynazole-1(R), including full prescribing information, can be obtained at www.gynazole-1.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials;
(8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approvals, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.




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This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.


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